Exhibit 99.1

PRESS RELEASE

For Immediate Release

Contact:	Jim Wise (618) 474-7476 - media inquiries
Erin Williams (618) 474-7465 - investor relations

ARGOSY GAMING COMPANY

REPORTS 2004 RESULTS

Alton, IL, February 9, 2005 — Argosy Gaming Company (NYSE:AGY) today announced its fourth quarter and year-end operating results for the periods ended December 31, 2004.  Diluted earnings per share (“Diluted EPS”) for the fourth quarter of 2004 was $0.60 on net income of $17.9 million, as compared to Diluted EPS of $0.46 on net income of $13.6 million for the fourth quarter of 2003.  Included in the fourth quarter 2004 results are $2.8 million in costs related to the proposed merger between Argosy and Penn National Gaming, which negatively impacted Diluted EPS by $0.06 and an accrual reversal related to a settlement with the State of Indiana regarding the deductibility of state gaming tax payments that positively impacted EPS by $0.03. The Company attributes the increase in net income to a $4.1 million decrease in net interest expense as a result of a reduction in debt levels and a lower cost of borrowing, and strong operational performance, particularly in the month of December.

The Company’s full year 2004 diluted EPS was $2.07 on net income of $61.5 million, as compared to $1.76 per share on net income of $51.7 million for 2003.  Included in net income for 2003 was a $6.5 million pre-tax charge for the write-down of barge platforms originally intended for use at the Company’s Joliet property and a $5.9 million pre-tax charge due to new legislation regarding the calculation of the 2003 increase in Indiana gaming tax rates, for a combined impact to 2003 Diluted EPS of $0.26.  For the 12-month period ended December 31, 2004, results were positively impacted by a $3.2 million pre-tax gain on the sale of a former gaming vessel in Joliet and the $1 million Indiana income tax accrual reversal mentioned above, but were negatively impacted by $26.0 million in pre-tax expenses related to the refinancing of the Company’s 10 ¾% notes in February and $3.8 million in pre-tax merger-related costs.  These four items together resulted in a net reduction of 2004 Diluted EPS by $0.50.

2004 Highlights

•                  Net revenues for the year increased $81.4 million from 2003, to $1.0 billion, including a $50.6 million increase in net revenues at the Company’s Riverside property and a $26.1 million increase in net revenues at the Company’s Lawrenceburg property.

•                  The Company’s new casino at its Riverside property has positively impacted the Kansas City market, where gaming revenues grew over 10% in 2004.  In addition to growing the market, Argosy Riverside’s share of the market increased from 15.7% in 2003 to 21.7% in 2004.  A $75 million expansion project to add a hotel and replace the existing parking garage at the property is currently underway.

•                  The boat formerly used at Argosy’s Riverside property was renovated and transferred to Sioux City.  The resulting 29.8% increase in gaming capacity translated into a 34.7% increase in casino revenues and a 56.1% increase in operating income at the property for the period September through December 2004.

•                  Argosy refinanced $350 million of Senior Subordinated Notes as well as its $675 million Revolving Credit Facility and Term Loan B at lower rates and with more flexible covenants.  Coupled with a lower average outstanding debt balance, the result was a $10.8 million decrease in interest expense for 2004 as compared to 2003.

Fourth Quarter 2004 Results

Net revenues for the fourth quarter of 2004 were $255.7 million, up $23.8 million from fourth quarter 2003 net revenues of $231.9 million.  Net revenues for the quarter increased versus fourth quarter 2003 at every property except Lawrenceburg, where they were essentially unchanged.  Argosy Casino-Riverside benefited from the success of its new casino, as net revenues increased $10.8 million, or 44.8%, versus the same quarter in 2003, to $34.8 million.  Argosy Sioux City also had a strong performance in the quarter with net revenues of $13.5 million, for a year-over-year increase of 29.9% due primarily to its renovated boat and expanded gaming capacity.

“While I’m very pleased with the increase in net revenues for the quarter, I think it’s even more important to note the excellent flow-through to EBITDA that the properties achieved,” said Richard J. Glasier, President and Chief Executive Officer.  “Our property management has been very good at controlling costs, particularly in the payroll area.  Benefit and insurance expenses have remained relatively constant, while at the same time we’ve seen positive results from technological efficiencies like the implementation of Ticket-in/Ticket-out (“TITO”) slot machines.”

The Company reported EBITDA (earnings before interest, taxes, depreciation and amortization) of $62.5 million for the fourth quarter 2004, as compared to $57.7 million for the fourth quarter 2003.  The Company’s EBITDA margin for the quarter was 24.5%, down from 24.9% for the same quarter last year.  Gaming and admission taxes for the Company for the quarter were 35.3% of net revenues, up from 33.5% in the fourth quarter of 2003.  At the property level (excluding corporate expenses) the EBITDA margin improved from 27.8% in the fourth quarter of 2003 to 28.8% in the same quarter of 2004.

Financial Position

Argosy reported that debt decreased from $870.2 million as of December 31, 2003 to $814.1 million as of December 31, 2004.  Full-year 2004 capital spending was $75.3 million, which was primarily for the completion of the new casino in Riverside, the beginning of work on the new $75 million hotel and garage project in Riverside and the renovation and relocation of the boat from Riverside to Sioux City.  In addition, the Company essentially completed its stated objective of becoming 100% TITO-operational by year-end 2004.

“Our consistent strong operational performance was certainly a key component in Penn National Gaming’s decision to acquire Argosy,” said Glasier.  “Our employees should be proud of the part they have played in helping develop what is expected to become one of the largest gaming companies in the country.”

Pursuant to the merger agreement between Argosy and Penn National Gaming, Argosy has agreed not to provide any guidance concerning its expected earnings or other performance.

Argosy will host a conference call for interested parties on February 9, 2005, at 10:00 a.m. EST to review its fourth quarter financial results.  For those interested in participating in the call, please dial (706) 634-1306 and reference conference ID #1492731 ten to fifteen minutes prior to the call start time.  The call will also be broadcast live via the Internet and may be accessed through our web site at www.argosy.com.  A replay of the call may be accessed at the same web site through February 23, 2005.

Argosy Gaming Company is a leading owner and operator of casinos and related entertainment and hotel facilities in the midwestern and southern United States. Argosy owns and operates the Alton Belle Casino in Alton, Illinois, serving the St. Louis metropolitan market; the Argosy Casino-Riverside in Missouri, serving the greater Kansas City metropolitan market; the Argosy Casino-Baton Rouge in Louisiana; the Argosy Casino-Sioux City in Iowa; the Argosy Casino-Lawrenceburg in Indiana, serving the Cincinnati and Dayton metropolitan markets; and the Empress Casino Joliet in Illinois serving the greater Chicagoland market.

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.   These forward-looking statements generally can be identified by phrases such as the Company or its management “believes,” “anticipates,” “expects,” “forecasts,” “estimates,”   “foresees,” or other words or phrases of similar import.    Similarly, such statements herein that describe the Company’s business outlook, objectives, strategy, intentions or goals are also forward-looking statements.  All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to:

•                  competitive and general economic conditions in the markets in which the Company operates, including locations of competitors and legalization of gaming in new jurisdictions;

•                  construction factors relating to the Company’s expansion projects, including delays, zoning issues, environmental restrictions, weather and other hazards, site access matters and building permit issues;

•                  the ability to effectively implement operational changes at the Company’s properties;

•                  litigation outcomes, judicial actions and gaming legislative or regulatory agency actions (including obtaining the requisite approval of regulatory authorities for the proposed merger between Argosy and Penn National Gaming);

•                  the effect of economic, credit and capital market conditions on the economy in general, and on gaming companies in particular;

•                  changes in laws (including increased tax rates), regulations or accounting standards;

•                  the effect of future legislation or regulatory changes on the Company’s operations (including legalization of gaming in new jurisdictions);

•                  other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

-Tables Follow-

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ARGOSY GAMING COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, Except Per Share Data)

	Three Months Ended		For the years ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)
Revenues:
Casino	$258,576	$232,044	$1,054,000	$970,982
Admissions	5,390	4,787	21,930	15,548
Food, beverage and other	26,236	23,909	105,482	97,932
	290,202	260,740	1,181,412	1,084,462
Less promotional allowances	(34,493)	(28,851)	(140,562)	(124,958)
Net revenues	255,709	231,889	1,040,850	959,504

Costs and expenses:
Gaming and admission taxes	90,273	77,724	367,306	335,172
Casino	30,108	31,852	124,521	131,725
Selling, general and administrative	43,726	37,757	167,980	150,439
Food, beverage and other	19,308	17,205	75,934	70,158
Other operating expenses	9,750	9,690	39,797	40,995
Depreciation and amortization	16,384	13,466	61,961	52,223
Gain on disposition of asset held for sale	—	—	(3,155)	—
Write down of assets	—	—	—	6,500
	209,549	187,694	834,344	787,212
Income from operations	46,160	44,195	206,506	172,292

Other income (expense):
Interest income	47	50	151	156
Interest expense	(14,690)	(18,762)	(65,015)	(75,752)
Expense on early retirement of debt	—	—	(26,040)	—
	(14,643)	(18,712)	(90,904)	(75,596)

Income before income taxes	31,517	25,483	115,602	96,696

Income tax expense	(13,655)	(11,849)	(54,057)	(44,963)

Net income	$17,862	$13,634	$61,545	$51,733

Basic income per share	$0.61	$0.47	$2.09	$1.78
Diluted income per share	$0.60	$0.46	$2.07	$1.76

Weighted average shares outstanding:
Basic	29,509,851	29,303,807	29,443,767	29,148,106
Diluted	29,806,420	29,472,088	29,668,096	29,380,910

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ARGOSY GAMING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

SUMMARY OPERATING DATA

(In Thousands)

	Three Months Ended		For the years ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)
Casino Revenues
Alton Belle Casino	$26,307	$23,561	$107,168	$108,925
Argosy Casino - Riverside	35,291	24,554	146,472	96,123
Argosy Casino - Baton Rouge	20,197	19,344	82,940	79,942
Argosy Casino - Sioux City	13,894	10,643	49,891	42,327
Argosy Casino - Lawrenceburg	104,346	103,906	439,377	410,920
Empress Casino Joliet	58,541	50,036	228,152	232,745
Total	$258,576	$232,044	$1,054,000	$970,982

Net Revenues
Alton Belle Casino	$25,253	$23,012	$102,320	$104,730
Argosy Casino - Riverside	34,803	24,040	143,406	92,778
Argosy Casino - Baton Rouge	20,843	19,833	85,232	81,993
Argosy Casino - Sioux City	13,480	10,376	48,358	41,141
Argosy Casino - Lawrenceburg	104,793	104,966	441,279	415,194
Empress Casino Joliet	56,537	49,662	220,255	223,668
Total	$255,709	$231,889	$1,040,850	$959,504

Income (loss) from operations
Alton Belle Casino	$3,867	$3,552	$12,460	$16,579
Argosy Casino - Riverside	6,616	1,977	30,329	13,193
Argosy Casino - Baton Rouge	2,076	2,419	9,315	6,634
Argosy Casino - Sioux City	3,784	1,964	12,051	7,302
Argosy Casino - Lawrenceburg	29,812	29,687	131,180	112,420
Empress Casino Joliet (4)	11,811	11,976	45,483	40,996
Corporate	(11,806)	(7,380)	(34,312)	(24,832)
Total	$46,160	$44,195	$206,506	$172,292

ARGOSY GAMING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO EBITDA (1)

(In Thousands, unaudited)

	Three months ended December 31, 2004		Three months ended December 31, 2003
Net income		$17,862		$13,634
Income tax expense		13,655		11,849
Interest expense, net		14,643		18,712

Depreciation and amortization expense:
Alton Belle Casino	$1,650		$1,563
Argosy Casino - Riverside	4,477		1,977
Argosy Casino - Baton Rouge	2,240		2,198
Argosy Casino - Sioux City	1,025		1,131
Argosy Casino - Lawrenceburg	3,986		3,225
Empress Casino Joliet	2,336		2,801
Corporate (3)	670		571
Total	16,384	16,384	13,466	13,466

EBITDA (1):
Alton Belle Casino	5,517		5,115
Argosy Casino - Riverside	11,093		3,954
Argosy Casino - Baton Rouge	4,316		4,617
Argosy Casino - Sioux City	4,809		3,095
Argosy Casino - Lawrenceburg	33,798		32,912
Empress Casino Joliet	14,147		14,777
Corporate (3)	(11,136)		(6,809)
Total	$62,544	$62,544	$57,661	$57,661

ARGOSY GAMING COMPANY AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF NET INCOME TO EBITDA (1)

(In Thousands)

	For the year ended December 31, 2004		For the year ended December 31, 2003
Net income (2)		$61,545		$51,733
Income tax expense		54,057		44,963
Interest expense, net		64,864		75,596

Depreciation and amortization expense:
Alton Belle Casino	$6,556		$6,572
Argosy Casino - Riverside	13,881		6,274
Argosy Casino - Baton Rouge	8,923		8,712
Argosy Casino - Sioux City	3,531		4,437
Argosy Casino - Lawrenceburg	14,566		12,935
Empress Casino Joliet	11,935		11,120
Corporate (3)	2,569		2,173
Total	61,961	61,961	52,223	52,223

EBITDA (1):
Alton Belle Casino	19,016		23,151
Argosy Casino - Riverside	44,210		19,467
Argosy Casino - Baton Rouge	18,238		15,346
Argosy Casino - Sioux City	15,582		11,739
Argosy Casino - Lawrenceburg	145,746		125,355
Empress Casino Joliet (4)	57,418		52,116
Corporate (2) (3)	(57,783)		(22,659)
Total	$242,427	$242,427	$224,515	$224,515

ARGOSY GAMING COMPANY

NOTES TO SELECTED FINANCIAL INFORMATION

(in thousands)

(1)          “EBITDA” represents earnings before interest, taxes, depreciation and amortization.  EBITDA is presented solely as a supplemental disclosure because management believes it is 1) a widely used measure of operating performance in the gaming industry, 2) a principal basis for valuation of gaming companies and 3) is used as a basis for determining compliance with our credit facility.  Management uses property-level EBITDA (EBITDA before corporate expense) and EBITDA margin (EBITDA as a percent of net revenues) as the primary measures of our properties’ performance, including the evaluation and compensation of operating personnel.  EBITDA should not be construed as an alternative to GAAP-based financial measures such as operating income, an indicator of our operating performance, or cash flows from operating activities, a measure of our liquidity.  We have significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  We believe the performance of our operating units is more appropriately measured before these expenses, since the allocation of our capital is decided by corporate management and is subject to the approval of the board of directors.  In addition, we manage cash and finance our operations at the consolidated level and we file a consolidated income tax return.  We do not consider EBITDA in isolation.  Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies.

(2)          Includes $26,040 of pre-tax expense on early retirement of debt for the year ended December 31, 2004.

(3)          Because we do not include corporate expense in our computation, property-level EBITDA does not reflect all the costs of operating the properties as if each were a stand-alone business unit.  Corporate expense includes significant expenses necessary to manage a multiple casino operation, certain of which, such as corporate executive compensation, development, public company reporting, treasury, accounting, legal and tax expenses, would also be required of a typical stand-alone casino property.

(4)          Included for the year ended December 31, 2004 is a gain of $3,155 on the sale of an asset held for sale.  Included for the year ended December 31, 2003 is a $6,500 write-down of assets related to assets previously held for future development.

ARGOSY GAMING COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31,
	2004	2003
Current assets:
Cash and cash equivalents	$80,069	$67,205
Accounts receivable, net of allowance for doubtful accounts of $1,764 and $1,893, respectively	3,534	4,292
Income taxes receivable	8,705	1,015
Deferred income taxes	14,224	13,295
Other current assets	10,064	7,196
Total current assets	116,596	93,003

Net property and equipment	544,929	548,120
Other assets:
Deferred finance costs, net of accumulated amortization of $8,747 and $15,120, respectively	19,576	16,748
Goodwill, net of accumulated amortization of $11,334	727,470	727,470
Intangible assets, net of accumulated amortization of $12,599 and $11,894, respectively	24,263	26,092
Other	5,622	439
Total other assets	776,931	770,749
Total assets	$1,438,456	$1,411,872
Current liabilities:
Accounts payable	$10,032	$26,955
Accrued payroll and related expenses	25,447	24,125
Accrued gaming and admission taxes	12,424	14,486
Other accrued liabilities	76,317	70,070
Accrued interest	17,627	9,296
Current maturities of long-term debt	2,512	4,648
Total current liabilities	144,359	149,580

Long-term debt	811,615	865,510
Deferred income taxes	107,794	93,119
Other long-term obligations	1,926	419
Stockholders’ equity:
Common stock, $.01 par; 120,000,000 shares authorized; 29,553,772 and 29,314,542 shares issued and outstanding, respectively	296	293
Capital in excess of par	98,580	92,551
Accumulated other comprehensive (loss)	—	(1,941)
Retained earnings	273,886	212,341
Total stockholders’ equity	372,762	303,244
Total liabilities and stockholders’ equity	$1,438,456	$1,411,872